================================================================================

                                  SCHEDULE 14A
                                   (RULE 14a)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement                [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                     ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                            Myers Industries, Inc.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                XXXXXXXXXXXXXXXX
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

================================================================================

Myers Logo

MYERS INDUSTRIES, INC.

--------------------------------------------------------------------------------
1293 SOUTH MAIN STREET - AKRON, OHIO 44301
--------------------------------------------------------------------------------

                                                                  March 19, 1999

To Our Shareholders:

     You are cordially invited to attend the Annual Meeting of Shareholders to be held on April 29, 1999, at 9:00 A.M. at the [LOUIS S. MYERS TRAINING CENTER, 1554] South Main Street, Akron, Ohio 44301.

     In addition to the election of directors and the ratification of the appointment of the independent certified public accountants, you will also be asked to consider and approve the 1999 Stock Plan as well as a proposal to increase the number of authorized shares of Myers Common Stock. Enclosed with this letter is a Notice of Annual Meeting together with a Proxy Statement which contains information with respect to the nominees for director and for each of the proposals.

     We believe the proposals discussed in the Proxy Statement are very important to the Company and the shareholders. It is very important that your shares be voted, and we hope that you will be able to attend the Annual Meeting. IN EITHER CASE, WE URGE YOU TO EXECUTE AND RETURN THE ENCLOSED FORM OF PROXY AS SOON AS POSSIBLE, WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON.

                                          SINCERELY,

                                          STEPHEN E. MYERS
                                          President and Chief Executive Officer

Myers Logo

MYERS INDUSTRIES, INC.

--------------------------------------------------------------------------------
1293 South Main Street - Akron, Ohio 44301
--------------------------------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD APRIL 29, 1999

     The Annual Meeting of Shareholders of Myers Industries, Inc., an Ohio corporation ("Myers" or the "Company"), will be held at the [LOUIS S. MYERS TRAINING CENTER, 1554] South Main Street, Akron, Ohio 44301, on April 29, 1999, at 9:00 A.M. (local time), for the following purposes:

     1. To elect nine directors;

     2. To approve a proposal to amend the Company's Amended and Restated Articles of Incorporation ("Articles") to increase the authorized shares of Common Stock from 30,000,000 to 50,000,000 shares;

     3. To approve the Myers Industries, Inc. 1999 Stock Plan;

     4. To ratify the appointment of Arthur Andersen LLP, independent public accountants, as auditors for 1999; and

     5. To transact such other business as may properly come before the meeting or any adjournments thereof.

     The Board of Directors has fixed the close of business on March 12, 1999, as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. All shareholders are cordially invited to attend the meeting in person. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, PLEASE FILL IN, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE.

                                          By Order of the Board of Directors,

                                          MILTON I. WISKIND
                                          Secretary
Akron, Ohio
March 19, 1999

         THE 1998 ANNUAL REPORT TO SHAREHOLDERS ACCOMPANIES THIS NOTICE

                             MYERS INDUSTRIES, INC.

                                PROXY STATEMENT

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Myers Industries, Inc., an Ohio corporation, of the accompanying proxy to be voted at the Annual Meeting of Shareholders to be held on April 29, 1999, at 9:00 A.M. (local time), and at any adjournment thereof. Shares represented by duly executed proxies in the accompanying form received by The Board of Directors prior to the meeting will be voted at the meeting. A shareholder who signs and returns a proxy in the accompanying form may revoke it prior to or at the meeting by giving notice to the Secretary.

     The close of business on March 12, 1999, has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the
meeting. On that date Myers had outstanding [          ] shares of common stock,
without par value ("Common Stock"), each of which is entitled to one vote. For information concerning principal shareholders, see the section headed "Principal Shareholders" below.

     Under Ohio law, the Company's Amended and Restated Articles of Incorporation and its Code of Regulations, if a quorum is present at the meeting, the nominees for election as directors who receive a plurality of votes will be elected as directors. An abstention from voting any share, or a broker non-vote with respect to the election of any nominee for director, will not affect the election of directors.

     Proposal No. 2 regarding the increase in authorized shares of Common Stock must be approved by the affirmative vote of the holders of two-thirds of the shares of Common Stock, present in person or represented by proxy at the Annual Meeting, assuming a quorum is present. Abstentions and broker non-votes will be counted in determining votes present at the meeting. Consequently, an abstention or a broker non-vote has the same effect as a vote against Proposal No. 2, as each abstention or broker non-vote would be one less vote in favor of Proposal No. 2.

     Proposal Nos. 3 (regarding the Myers Industries, Inc. 1999 Stock Plan) and 4 (regarding the Ratification of Auditors) must be approved by the affirmative vote of the holders of a majority of the shares of Common Stock, present in person or represented by proxy at the Annual Meeting, assuming a quorum is present. Abstentions and broker non-votes will be counted in determining votes present at the meeting. Consequently, an abstention or a broker non-vote has the same effect as a vote against a proposal, as each abstention or broker non-vote would be one less vote in favor of a proposal.

     A majority of the outstanding shares of Common Stock constitutes a quorum. Properly executed proxies that are marked "abstain," or are held in "street name" by brokers, and are not voted on one or more particular items (if otherwise voted on at least one item) will be counted for purposes of determining whether a quorum has been achieved at the Annual Meeting.

     The mailing address of the principal executive offices of Myers is 1293 South Main Street, Akron, Ohio 44301. This Proxy Statement, together with the related proxy card and Myers' 1998 Annual Report to Shareholders, is being mailed to the shareholders of Myers on or about March 19, 1999.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

     Set forth below for each nominee for election as a director is a brief statement, including the age, principal occupation and business experience during the past five years, and the number of shares of Common Stock beneficially owned by such director. The Board of Directors has nominated the persons listed below as nominees, all of whom presently are directors of Myers. If any nominee should become unavailable for any reason, it is intended that votes will be cast for a substitute nominee designated by the Board of Directors. The Board of Directors has no reason to believe that the nominees named will be unable to serve if elected. The nominees receiving the greatest number of votes cast by shareholders by proxy or in person at the meeting, a quorum being present, shall be elected. A majority of the outstanding shares of Common Stock constitutes a quorum. Proxies cannot be voted for a greater number of nominees than the number named in the Proxy Statement.

     THE BOARD OF DIRECTORS RECOMMENDS THE ELECTION OF THE FOLLOWING NOMINEES:

                       NOMINEES FOR ELECTION AS DIRECTORS

                                      PRINCIPAL OCCUPATION FOR               SHARES
                                          PAST FIVE YEARS                 BENEFICIALLY         PERCENT
NAME                   AGE             AND OTHER INFORMATION               OWNED(1, 2)       OF CLASS(1)
----                   ---            ------------------------            -------------      -----------
Keith A. Brown         47     President of Chimera Corporation,                12,318(3)
                              Westlake, Ohio, a management holding
                              company; Director of US Gypsum
                              Corporation, Chicago, Illinois, a
                              manufacturer of gypsum paneling
                              products; Director of Morgan FunShares,
                              Inc., Cleveland, Ohio, a mutual fund
                              company. Served as director since 1997.
Karl S. Hay            71     Of Counsel, the law firm of Brouse               14,317(3)
                              McDowell, Akron, Ohio. Served as
                              director since 1969.
Richard P. Johnston    68     Chairman of the Board of Merbanco, Inc.,         15,003(3,4)
                              Jackson Hole, Wyoming, an investment
                              banking firm; Director of AGCO, Inc.,
                              Duluth, Georgia, a manufacturer and
                              distributor of agricultural equipment;
                              Director of Royal Precision Inc.,
                              Pheonix, Arizona, a manufacturer of golf
                              club shafts, grips and athletic
                              headwear. Served as a director since
                              1992.
Stephen E. Myers       55     President and Chief Executive Officer of      1,593,356(5,6,7)     8.7%
                              the Company, and Director, Reko
                              International Group, Inc., Windsor,
                              Ontario, Canada, a manufacturer of
                              tooling and molds. Served as director
                              since 1972.
Richard L. Osborne     61     Executive Dean, Weatherhead School of             7,377(3)
                              Management, Case Western Reserve
                              University, Cleveland, Ohio; Director of
                              Ohio Savings Financial Corporation,
                              Cleveland, Ohio, a savings and loan
                              holding company ("Ohio Savings Financial
                              Corporation"); Director of NCS
                              Healthcare, Inc., Beachwood, Ohio, a
                              provider of pharmacy services to long-
                              term care institutions ("NCS"); Director
                              of New Horizons Worldwide, Inc.,
                              Morganville, New Jersey, an operator and
                              franchiser of computer training
                              services. Served as director since 1978.
Jon H. Outcalt         62     Chairman of NCS; Chairman and Chief               9,990(3,8)
                              Executive Officer of Aberdeen Group,
                              Inc., Beachwood, Ohio, an investment
                              holding company; Director of Ohio
                              Savings Financial Corporation. Served as
                              director since 1984.

                                      PRINCIPAL OCCUPATION FOR               SHARES
                                          PAST FIVE YEARS                 BENEFICIALLY         PERCENT
NAME                   AGE             AND OTHER INFORMATION               OWNED(1, 2)       OF CLASS(1)
----                   ---            ------------------------            -------------      -----------
Samuel Salem           75     Formerly served as Vice President of              9,866(3)
                              GenCorp, Inc., Akron, Ohio, a
                              technology-based manufacturer of
                              aerospace, automotive and related
                              polymer products; formerly served as
                              President of DiversiTech General, Inc.,
                              a subsidiary of GenCorp. Served as
                              director since 1989.
Edwin P. Schrank       76     Formerly served as Director of McNeil            25,599(3)
                              Corporation, Akron, Ohio a manufacturer
                              of industrial equipment; formerly served
                              as Chairman and President of McNeil
                              Akron, Inc., Akron, Ohio (and its
                              predecessor company), a manufacturer of
                              machinery; formerly affiliated with
                              Portage Machine Company, Akron, Ohio as
                              General Manager; formerly performed
                              consulting services for Integrated
                              Corporation, Cleveland, Ohio. Served as
                              director since 1971.
Milton I. Wiskind      73     Senior Vice President and Secretary of          430,437(9)         2.3%
                              the Company. Served as director since
                              1972.

---------------

(1) Number of shares beneficially owned is reported as of February 8, 1999. Unless otherwise indicated, none of the directors beneficially owns one percent or more of the outstanding shares of Myers Common Stock.

(2 )All directors and executive officers as a group (10 persons) beneficially owned 2,140,455 shares of Common Stock on February 1, 1999. This represents approximately 11.7% of the outstanding shares of Common Stock as of that date.

(3) Includes shares which the non-employee director has a right to acquire by exercising options granted under the 1992 Stock Plan.

(4) Richard P. Johnston serves as a trustee of the Johnston Family Charitable Remainder Trust which holds 11,701 shares of Common Stock.

(5) Stephen E. Myers serves as a trustee of the Louis S. and Mary Myers Foundation which holds 193,814 shares of Common Stock. By virtue of his position as trustee of the Foundation, Mr. Myers is deemed to beneficially own such shares which, when excluded from the other shares he is deemed to beneficially own, decrease the percentage of shares beneficially owned by him, and all officers and directors as a group, to 7.6% and 10.6% respectively.

(6) Includes 51,054 shares of Common Stock held by Stephen E. Myers as trustee and/or custodian for certain grandchildren of Louis S. Myers, 3,548 shares of Common Stock owned by Stephen E. Myers' spouse (for which Mr. Myers disclaims beneficial ownership) and 11,330 shares of Common Stock issuable under stock options exercisable within 60 days.

(7) Mr. Myers serves as a trustee of the Semantic Foundation Inc. which holds 20,000 shares of Common Stock. By virtue of his position as trustee of the Foundation, Mr. Myers is deemed to beneficially own such shares which, when excluded from the other shares he is deemed to beneficially own, decreases the percentage of shares beneficially owned by him, and all officers and directors as a group, to 8.6% and 11.6%, respectively.

(8) Includes 7,529 shares of Common Stock held by Federal Process Company of which Mr. Outcalt is Chairman and a director, and as such has the power to vote and invest such shares. Mr. Outcalt is a controlling shareholder of Federal Process Company.

(9) Includes 88,657 shares of Common Stock held by Mr. Wiskind's spouse, 91,084 shares of Common Stock held by Mr. Wiskind as trustee of trusts for his children, 7,095 shares of Common Stock held by Mr. Wiskind as trustee of trusts for his grandchildren, 96,250 shares of Common Stock held within the Milton Wiskand Family

    Limited Partnership and 6,600 shares of Common Stock issuable under stock options exercisable within 60 days.

     There are, and during the past five years there have been, no legal proceedings material to an evaluation of the ability of any director or executive officer of Myers to act in such capacity or concerning his integrity.

COMMITTEES

     The Board of Directors of Myers has several committees and has appointed members to such committees since the 1998 Annual Meeting of Shareholders.

     The Audit Committee of the Board of Directors is composed of Keith A. Brown, Karl S. Hay, Jon H. Outcalt and Edwin P. Schrank. The functions of this Committee, which met twice in 1998, are to recommend engaging and/or discharging the independent auditor, directing and supervising special investigations, reviewing the results of the audit engagement and procedures for internal control, determining independence of the auditor and reviewing the Company's system of internal accounting controls.

     The Compensation Committee recommends to the Board of Directors plans, programs or benefits relating to executive and key personnel compensation, including incentive compensation, and approves salary adjustments and awards in those areas. The Committee recommends to the Board of Directors individuals who the Committee believes are "key employees" and deserving of grants of stock options under the 1992 Stock Option Plan ("1992 Plan") and the 1997 Incentive Stock Plan ("1997 Plan") (collectively "Stock Plans"), in addition to administering the Stock Plans. The Compensation Committee, which met once in 1998, had as its members in 1998, Richard L. Osborne, Jon H. Outcalt and Samuel Salem.

     There were a total of six regularly scheduled and special meetings of the Board of Directors in 1998. During 1998, all directors attended at least 75% of the aggregate total number of the meetings of the Board and committees on which they served, except Keith A. Brown (66%). The Board of Directors does not have a nominating committee.

DIRECTOR COMPENSATION

     Outside directors were paid a $15,000 annual retainer plus $700 for each Board of Directors meeting attended, except for Richard L. Osborne, who is compensated for providing consulting services to the Company. Members of Committees are paid $700 for each meeting attended unless such meeting is held on the same day as a meeting of the Board of Directors.

     In April, 1992, the shareholders approved the 1992 Stock Plan, part of which contains provisions for the granting of non-qualified stock options to non-employee directors (the "Directors Plan"). Under the Directors Plan, up to 52,194 shares of Common Stock may be issued, subject to adjustment in the event of certain corporate transactions. Each participant is awarded annually, on the day of the Annual Meeting of Shareholders, NQSOs to purchase 500 shares of Common Stock, on the condition that the Company's "Return on Equity" as set forth in the Company's annual report to shareholders for the immediately preceding fiscal year is equal to or greater than ten percent. The option price per share is 100 percent of the fair market value of a share of Common Stock on the date the option is granted.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The law firm of Brouse McDowell performed legal services for Myers in 1998. Karl S. Hay, a director of Myers, is Of Counsel to the law firm. The amount of Mr. Hay's interest in Brouse McDowell's fees collected from Myers, if any, cannot practically be determined.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires Myers' directors, officers and persons who own more than ten percent of its Common Stock ("Section 16 Filers") to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "Commission") and to furnish Myers with copies of all such forms they file. Myers understands from the information provided to it by the Section 16 Filers for 1998 that they have adhered to all filing requirements applicable to the Section 16 Filers.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table provides certain summary information concerning the compensation paid or accrued by Myers, to or on behalf of its chief executive officer and each of the other executive officers of Myers who earned more than $100,000 in 1998 (the "Named Executive Officers") and for the fiscal years ended December 31, 1997 and 1996:

                              SUMMARY COMPENSATION

                                       ANNUAL COMPENSATION                  LONG-TERM COMPENSATION(1)
                           --------------------------------------------   ------------------------------
                                                             OTHER         SECURITIES
NAME AND                                                    ANNUAL         UNDERLYING       ALL OTHER
PRINCIPAL POSITION         YEAR    SALARY    BONUS(2)   COMPENSATION(3)   OPTIONS/SARS   COMPENSATION(4)
------------------         ----   --------   --------   ---------------   ------------   ---------------
Stephen E. Myers           1998   $250,000   $200,000         -0-            14,000           $
  President and Chief      1997    250,000    175,000         -0-            11,000            5,184
  Executive Officer        1996    235,417    175,000         -0-             5,500            4,917
Milton I. Wiskind          1998    161,000    155,000         -0-             7,000
  Senior Vice-             1997    157,500    122,000         -0-             5,500            5,184
  President                1996    140,000    122,000         -0-             3,300            4,917
Gregory J. Stodnick        1998    144,000    130,000         -0-             7,000
  Vice President-          1997    140,833    105,000         -0-             5,500            5,499
  Finance                  1996    125,000    105,000         -0-             3,300            5,217

---------------

(1) None of the Named Executive Officers has any restricted stock holdings. No long-term incentive plan payouts were made in 1998.

(2) Includes amounts earned and accrued in 1998 as bonuses. A bonus is generally awarded after the close of the fiscal year and then paid 50% in the following fiscal year, with the balance paid in 25% increments over the next two years.

(3) Perquisites provided to each of the Named Executive Officers, if any, do not exceed the disclosure thresholds established under Commission rules and are not included in this total.

(4) "All Other Compensation" for 1998 includes the following: (i) contributions to the Company's Profit Sharing Plan on behalf of each of the Named
    Executive Officers, as follows: Mr. Myers, $[     ]; Wiskind, $[     ]; and
    Mr. Stodnick, $[     ]; (ii) amounts paid by Myers for excess group life
    insurance, and other life insurance, as follows: Mr. Myers, $255; Mr. Wiskind, $255; and Mr. Stodnick, $570; and (iii) amounts paid or accrued by Myers for director fees, as follows: Mr. Myers, $-0-; and Mr. Wiskind, $-0-.

     In 1996, the Board adopted a supplemental compensation plan for Mr. Wiskind in recognition of his outstanding long-term service to Myers. The terms of the plan provide that upon his retirement as an employee of the Company, he will be entitled to receive an amount equal to $75,000 per year for ten years. The annual payments will be paid to Mr. Wiskind's designated beneficiary in the event he does not survive the ten-year plan period.

     Myers has adopted a Supplemental Executive Retirement Plan (the "SERP") which provides certain pension benefits to a select group of management employees. In the case of an officer of Myers, the SERP provides an annual supplemental pension benefit equal to the lesser of (i) $50,000 or (ii) $1,667 multiplied by the participant's Years of Service under the SERP. In the case of all other participants in the SERP, the annual supplemental pension benefit is equal to the lesser of (i) $30,000 or (ii) $1,000 multiplied by the Participant's Years of Service under the SERP. In either case the annual supplemental pension benefit is payable for 10 years commencing at age 65. Credit for Years of Service under the SERP is awarded to a participant annually at the discretion of the Compensation Committee of the Board. A SERP participant with 10 Years of Service under the SERP may receive a reduced annual supplemental pension benefit commencing at any time after attainment of age 55.

STOCK OPTIONS

     The following table contains information concerning the grant of Stock Options under the Stock Plans to the Named Executive Officers:

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                        POTENTIAL REALIZABLE
                                             INDIVIDUAL GRANTS                            VALUE AT ASSUMED
                       -------------------------------------------------------------        ANNUAL RATES
                        NUMBER OF      PERCENT OF TOTAL                                    OF STOCK PRICE
                        SECURITIES       OPTIONS/SARS                                      APPRECIATION OR
                        UNDERLYING        GRANTED TO                                         OPTION TERM
                       OPTIONS/SARS      EMPLOYEES IN      EXERCISE OR    EXPIRATION    ---------------------
NAME                    GRANTED(1)       FISCAL YEAR       BASE PRICE        DATE          5%          10%
----                   ------------    ----------------    -----------    ----------    --------    ---------
Stephen E. Myers           8,844            4.0%             $23.88        12/15/03     $58,337     $128,909
                           5,156            2.3%             $26.26        12/15/03      21,713       62,856
                          ------
                          14,000            6.3%
Milton I. Wiskand          7,000            3.2%             $23.88        12/15/03      46,174      102,031
Gregory J. Stodnick        7,000            3.2%             $23.88        12/15/03      46,174      102,031

---------------

(1) The Stock Plans generally provide for granting of incentive stock options ("ISOs") and non-qualified stock options ("NQSOs") (collectively "Stock Options"). The option price per share of ISOs must be equal to the fair market value of a share of Common Stock on the date granted; the option price of NQSOs may be set by the Compensation Committee ("Committee"). The exercise period of ISOs may not be more than ten years from grant, while the period of NQSOs may be set by the Committee. No Stock Option may be exercised until six months after the date of grant. The purchase price of any Stock Option must be paid upon exercise in (i) immediately available funds, (ii) shares of Common Stock, or (iii) a combination of (i) and (ii). In the event a participant's employment is terminated due to death, disability or retirement, ISOs awarded remain exercisable for the maximum period allowable under the Internal Revenue Code of 1986, as amended ("Code"), and NQSOs remain exercisable for the remainder of the option term or five years, whichever is less. If a participant's employment is terminated for any reason, all Stock Options granted will be canceled immediately; provided, however, that if the Company terminates a participant for reasons other than misconduct or misfeasance, the participant has 90 days to exercise any Stock Options; and provided further, that if termination is attributable to a "change in control," any Stock Options previously granted will continue for their term.

OPTION EXERCISES AND HOLDINGS

     The following table contains information concerning the exercise of Stock Options under Myers' Stock Plans, and information on unexercised Stock Options held as of the end of the fiscal year, by the Named Executive Officers:

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION/SAR VALUES

                                                                                            VALUE OF
                                                               NUMBER OF SECURITIES      UNEXERCISABLE
                                                              UNDERLYING UNEXERCISED      IN-THE-MONEY
                                                                   OPTIONS/SARS           OPTIONS/SARS
                                                                AT FISCAL YEAR-END        AT YEAR-END
                                                              ----------------------    ----------------
                               SHARES ACQUIRED     VALUE           EXERCISABLE/           EXERCISABLE/
NAME                             ON EXERCISE      REALIZED        UNEXERCISABLE         UNEXERCISABLE(1)
----                           ---------------    --------    ----------------------    ----------------
Stephen E. Myers                    4,538         $53,857         $11,330/22,800        $146,749/159,545
Milton I. Wiskand                   3,025          37,934           6,600/11,620           95,900/95,425
Gregory J. Stodnick                 3,025          31,127           6,600/11,620           95,900/95,425

---------------

(1) Based upon the closing price reported on the American Stock Exchange for the Common Stock of Myers on December 31, 1998.

BENEFICIAL OWNERSHIP

     The following table sets forth certain information regarding the named executives' beneficial ownership of the Common Stock of the Company as of January 31, 1998:

TITLE OF CLASS    NAME OF OFFICER    NUMBER OF SHARES(1)   PERCENT OF CLASS
--------------  -------------------  -------------------   ----------------
Common Stock    Stephen E. Myers          1,593,356              8.7%
Common Stock    Milton I. Wiskand           430,437              2.3%
Common Stock    Gregory J. Stodnick          22,192              -0-

---------------

(1) The amounts shown represent the total shares owned outright by such individuals together with shares which are issuable upon the exercise of currently exercisable stock options. These individuals have the right to acquire the shares indicated after their names, upon the exercise of such stock options: Mr. Myers, 11,330; Mr. Wiskind, 6,600; and Mr. Stodnick, 4,180.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee, which is composed entirely of non-employee directors and is responsible for setting and administering the policies which govern both annual compensation and stock option plans for Myers, has furnished the following report on executive compensation.

     The executive compensation program for the Named Executive Officers, which includes the Chief Executive Officer, is administered by the Compensation Committee of the Board of Directors. The Committee's function is to review the performance of the Named Executive Officers and the performance of the Company in determining the amount and type of compensation to be paid and awarded, including incentive compensation, and to approve the salary adjustments and awards in these areas. In addition, the Committee reviews and recommends plans, programs and benefits relating to executive and key personnel compensation. The Committee's focus is on total compensation which consists primarily of an executive's: (i) base salary, (ii) bonus, (iii) stock options, and (iv) other benefits, such as health and pension benefits, which are available to all employees.

     Although the compensation of the Chief Executive Officer is determined individually, the criteria and process used are the same as those used in determining the compensation of the other Named Executive Officers.

Determination of compensation is based upon a number of important factors, including the profit performance of the Company as a whole in relation to the prior year, and other factors such as return on equity, net income margin and shareholder return.

     With regard to base salaries at the executive officer level, the Committee believes the base salaries set are modest by industry standards and on an historic basis have been infrequently adjusted. The Committee also believes that two of the other components of compensation, the award of bonuses and stock options, provide the Named Executive Officers with a greater incentive to perform and to ensure that the executive's interests are closely tied to those of the Company and its shareholders.

     The amount of bonus awarded to the Chief Executive Officer and the other Named Executive Officers for each year is a function of the profit performance of the Company as a whole in relation to the prior year, and other factors such as return on equity, net income, margin and shareholder return. None of these factors is given a specific weighting; instead they are considered as a whole. In the event the Committee determines to award a bonus, the bonus for any year is generally determined on or before March 1 of the following year and then distributed based on a three-year partial distribution cycle. Fifty percent of the total bonus awarded is paid in the first year and 25 percent in each of the following two years. Any unpaid bonus may be forfeited if the executive officer is not employed by the Company prior to the full distribution of the bonus awarded.

     The shareholder-approved Stock Plans authorize grants of options to purchase stock, generally at current market prices, to executive officers and "key employees." Whether options are to be granted and if so, the amounts to be granted, are functions of the Compensation Committee. In the granting of the stock options, in addition to the factors mentioned above, the individual Named Executive Officer's level of responsibility and past contributions to the Company are taken into consideration. In an effort to foster extended employment, such as with the bonus awards, any options awarded vest at 20 percent per year over a five-year period and expire on the fifth anniversary. Any unexercised options are forfeited if the executive leaves the Company's employ voluntarily, or if he is terminated for just cause prior to total vesting.

     The Committee has reviewed the qualifying compensation regulations under Code Section 162(m) as issued by the Internal Revenue Service which provide that no federal income tax deduction is allowed for applicable employee remuneration paid by a publicly held corporation to a covered employee to the extent that the remuneration paid to the employee exceeds $1.0 million for the applicable taxable year, unless certain conditions are met. Currently, remuneration is not expected to exceed the $1.0 million base and, therefore, compensation should not be affected by the qualifying compensation regulations.

     The foregoing report has been furnished by the current members of the Compensation Committee, being:

         Richard L. Osborne         Jon H. Outcalt         Samuel Salem

PERFORMANCE GRAPH

     Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on Myers' Common Stock against the cumulative return of the S&P 500 Index and a Peer Group for the period of five fiscal years commencing December 31,1993 and ended December 31, 1998.(1)

                                  1993       1994       1995       1996       1997       1998
                                 -------    -------    -------    -------    -------    -------
Myers Industries...............  $100.00    $ 76.82    $ 99.89    $104.05    $117.10    $198.71
S&P 500........................   100.00     101.32     139.40     171.40     228.59     293.91
Peer Group.....................   100.00      89.35      88.83      89.06     105.03     104.37

---------------

(1) Assumes that the value of the investment in Myers Common Stock, the S&P 500 and the Peer Group was $100 on December 31, 1993 and that all dividends were reinvested.

(2) The Peer Group consists of the following public companies: Applied Industrial Technologies, Inc., Bandag, Incorporated, General Housewares Corp., Rubbermaid Incorporated, Home Products International Inc., Snap-On Tools Corporation and The Standard Products Company. The Peer Group was selected in good faith on a line-of-business basis and the returns of each component issuer of the group is weighted using the beginning of period market capitalization as required by the Commission. The following change was made to the Peer Group from that reported in 1998: Echlin Inc. was acquired by Dana Corp in July 1998.

                                 PROPOSAL NO. 2

                 INCREASE OF AMOUNT OF AUTHORIZED COMMON STOCK

     The Board of Directors has approved and determined to submit to the Company's stockholders a proposal to amend the Company's Articles to increase the number of shares of authorized Common Stock from 30,000,000 to 50,000,000 shares. As of February 1, 1999, there were issued and outstanding18,349,070 shares of Common Stock.

     The Board of Directors of Myers is of the opinion that the present balance of shares of Common Stock available for issuance is insufficient to enable Myers to provide for its employee stock option and purchase plans or permit stock dividends or splits. On April 28, 1994, at the Annual Shareholders Meeting, the stockholders of Myers approved an increase in authorized shares of Common Stock
from 15,000,000 to 30,000,000. Since that time, Myers has [     ]. The increase
in authorized shares would provide for future employee stock option and purchase plans, stock splits, stock dividends and other general business purposes.

     Authorized but unissued shares may be issued at some later date upon authorization by the Myers Board of Directors, except as may be limited by the Articles, law, or by the rules of the American Stock Exchange. The holders of shares of Myers Common Stock are not entitled to preemptive rights to purchase or have offered to them any shares of Common or Preferred Stock whether now or hereafter authorized. Although the proposed amendments would increase the number of shares of Myers Common Stock available for issuance, the directors currently have the authority described above and the amendment would not increase the authority of the Board to take such actions. The Board has no present plans to issue shares of Myers Common Stock for such purposes.

     The Board of Directors believes that an increase in the number of authorized shares of Myers Common Stock would not significantly impact any attempt to gain control of Myers. It is possible, however, that the availability of authorized but unissued shares of Myers Common Stock could discourage third parties from attempting to gain such control since the Board could authorize the issuance of shares of Common Stock in a private placement or otherwise to one or more persons. Such an issuance of shares of Common Stock could dilute the voting power of a person attempting to acquire control of Myers, increase the cost of acquiring such control, affect the accounting treatment thereof or otherwise hinder such efforts.

     It is proposed that the first paragraph of Article Fourth of the Articles be amended to read as follows:

     "FOURTH: The maximum number of shares which the Company is authorized to issue and to have outstanding at any time shall be Fifty-One Million, which shall be classified as follows:

     (a) Fifty Million (50,000,000) of said shares shall be Common Stock, without par value; and

     (b) One Million (1,000,000) of said shares shall be Series Preferred Stock, without par value the express terms of which are set forth herein."

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL NO. 2

                                 PROPOSAL NO. 3

                   APPROVAL OF THE COMPANY'S 1999 STOCK PLAN

     The Board of Directors has adopted, subject to shareholder approval, the Myers Industries, Inc. 1999 Stock Plan (the "1999 Stock Plan" or the "Plan"). The Board of Directors believes that approval of the 1999 Stock Plan will advance the interests of the Company by providing eligible participants the opportunity to receive a broad variety of equity-based awards.

     As of February 1, 1999, only                shares remain available for
grant under the1997 Plan. These shares will continue to be available for grant even after shareholder approval of the 1999 Stock Plan.

     A total of 1,000,000 shares of Common Stock have been reserved for issuance under the 1999 Stock Plan. The Company estimates that such amount will meet its stock based compensation needs for the next [THREE] years.

     Awards of discretionary and performance employee stock options can be made under the 1999 Stock Plan. The maximum annual grant which can be made to any one individual is one and one-half percent of the total outstanding shares of Common Stock of Myers at the time of grant. No Award may be granted under the 1999 Stock Plan after ten years from the date of the Plan, but Awards previously granted may extend beyond such date.

     As of January 1, 1999, [          ] employees were eligible to participate
in the 1997 Plan. Such employees will also be eligible to participate in the 1999 Stock Plan if it is approved. It is not currently possible to determine the benefits or amounts which may be received by the future participants of the 1999 Stock Plan.

     On February 4, 1999, Myers added [          ] new employees as a result of
the Company's acquisition of the plastic material handling of division of Sommer Allibert S.A., a French corporation with facilities throughout Europe and in North America, and all of the interests in Allibert-Contico, LLC, a Missouri limited liability company with facilities primarily in St. Louis, Missouri. Accordingly, certain additional employees may be eligible to participate in the 1999 Plan. Any awards of Stock Options under the 1999 Plan to participants not residing in the United States, will be subject to the applicable tax laws of the country of such participants' domicile.

SUMMARY OF THE 1999 STOCK PLAN

     The following summary description of the 1999 Stock Plan is qualified in its entirety by reference to the full text of the 1999 Stock Plan. Copies of the 1999 Stock Plan may be obtained by a shareholder upon written request to the Secretary of Myers.

     Awards to participants under the 1999 Stock Plan may be either incentive stock options ("ISOs") or non-qualified stock options ("NQSOs"). The option price per share for ISOs must be at least equal to the fair market value of a share of Common Stock on the date the option is granted; the option price per share for NQSOs, however, may be set by the Compensation Committee of the Board of Directors ("Compensation Committee" or "Committee").

     The exercise period for ISOs cannot be more than ten years from the date of grant, while the exercise period for NQSOs may be set by the Committee. Stock options are not transferable, except by will or the laws of descent and distribution, and they may not be subjected to any lien or liability. A one-time reload option may also be granted at the time of award of NQSOs equal to the number of shares issued upon exercise by the participant of the original option. Myers may also require a participant to pay or otherwise satisfy applicable withholding for income and employment taxes. The Compensation Committee may prescribe additional rules governing the exercise of Stock Options and may accelerate their exercisability, subject to certain restrictions imposed under the Code.

     In the event a participant's employment is terminated due to death, disability or retirement, ISOs awarded to the participant will remain exercisable for the maximum period allowable under the Code, and NQSOs will remain exercisable for the remainder of the option term or five years, whichever is less. If a participant's employment is terminated for any reason other than death, disability or retirement, all stock options granted under the 1999 Stock Plan will be canceled immediately; provided, however, that if Myers terminates a participant for reasons other than misconduct or misfeasance, the participant may be granted 30 days to exercise any Stock Options; and provided further, that if termination is attributable to a "Change of Control" (as defined in the 1999 Stock Plan), any Stock Options previously granted will continue for their term, and will immediately vest, unless otherwise determined at the time of the grant by the Committee.

ADMINISTRATION OF THE 1999 STOCK PLAN

     The 1999 Stock Plan will be administered by the Compensation Committee. The Compensation Committee is comprised solely of persons who qualify both as "outside directors" (within the meaning of Code Section 162(m)) and"non-employee directors" (within the meaning of Rule 16b-3 promulgated under the

Securities Exchange Act of 1934), except that a person who otherwise may not so qualify may be appointed where a recusal procedure is utilized by the Committee for awards under the Plan.

     Subject to the terms of the 1999 Stock Plan and approval by the non-employee Directors of the Board, the Committee has authority to interpret the 1999 Stock Plan; determine eligibility for the grant of Awards; determine, modify or waive the terms and conditions of any Award; and otherwise do all things necessary to carry out the purposes of the 1999 Stock Plan. All awards are subject to the approval of the non-employee Directors of the Board.

ELIGIBILITY AND PARTICIPATION

     In general, the Committee will recommend, and then non-employee directors of the Board will select, the participants for the 1999 Stock Plan. Participants will be among the employees of the Company who are in a position to make a significant contribution to the success of Myers.

PAYMENT AND TAX WITHHOLDING

     The full purchase price of any stock option must be paid upon exercise either in (i) immediately available funds, (ii) shares of Common Stock having an aggregate fair market value equal to the full purchase price, (iii) a combination of (i) and (ii), or (iv) by use of a cashless exercise procedure.

CHANGES IN CAPITALIZATION; CHANGE IN CONTROL

     In the event the outstanding shares of Myers's Common Stock are increased or decreased as a result of stock dividends, stock splits, recapitalizations, reorganizations or other changes in corporate structure effected without the receipt of consideration, or in the event Myers's Common Stock is converted into other shares or securities of Myers or any other corporation in connection with a "Corporate Transaction," then appropriate adjustments will be made to the class and/or number of shares available for subsequent issuance under the 1999 Stock Plan and, at the Compensation Committee's discretion, the number shares of Common Stock subject to outstanding stock options and the option price per share applicable to such stock options.

     In the event of a Corporate Transaction or Change of Control, all stock options or shares which have been outstanding under the 1999 Stock Plan will immediately vest in full, except (and to the extent) there are limitations at the time the shares are issued under the 1999 Stock Plan which preclude such accelerated vesting in whole or in part. The acceleration of the vesting of restricted shares and stock options could have the effect of discouraging a Corporate Transaction or Change of Control of Myers and in management even though such Corporate Transaction or Change of Control could be favored by a majority of shareholders. "Change of Control" is basically defined as a change in 30% or more of the beneficial ownership of Myers or a change of a majority of the Board of Directors within a two-year period.

VALUATION

     For purposes of valuation under the 1999 Stock Plan, the fair market value of a share of Common Stock, on any relevant date, is the reported closing selling price per share on the American Stock Exchange.

AMENDMENT AND TERMINATION

     The Board of Directors may at any time amend, suspend or terminate the 1999 Stock Plan, in whole or part, provided such action does not adversely affect the rights of participants with respect to outstanding options or shares. No modification to the 1999 Stock Plan may, without shareholder approval, increase the number of shares issuable under the 1999 Stock Plan.

     Unless sooner terminated by Board action, the 1999 Stock Plan will terminate upon the earlier of (i) ten years after adoption, or (ii) the first date when all the shares of Myers's Common stock available for issuance thereunder, or options therefor, have been issued.

PRICE OF COMMON STOCK

     The closing price of the Common Stock on the American Stock Exchange on February 9, 1999 was $23.44.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following discussion summarizes certain federal income tax consequences of the issuance and exercise of stock options awarded under the 1999 Stock Plan. The summary does not address all federal tax consequences, nor does it cover state or local tax consequences.

     In general, a participant realizes no taxable income on either the grant or the vesting of a stock option. The exercise of a NQSO results in ordinary income (generally subject to withholding, if the participant is an employee) equal to the difference (the "Option Spread") between the value of the Common Stock purchased and the option exercise price. A corresponding deduction is available to the Company. In general, the ordinary income associated with the exercise is measured and taken into account at the time of exercise. Any subsequent sale of Common Stock purchased under a NQSO may result in a capital gain or loss. The exercise of an ISO does not produce ordinary taxable income. However, because the Option Spread constitutes "alternative minimum taxable income" (measured and taken into account, in general, at the time of exercise), exercise of an ISO may result in an alternative minimum tax liability.

     In addition, shares purchased under an ISO ("ISO Shares") are subject to special tax holding rules. If a participant holds ISO Shares for at least two years from the date of the ISO grant and at least one year after exercise, any gain or loss recognized for tax purposes upon a subsequent sale of the shares will be a long-term capital gain or loss. A disposition of ISO Shares, however, by the participant within either of these special holding periods (a so-called "disqualifying disposition") results in ordinary compensation income in the year of the disposition equal, in general, to the Option Spread at the time the option was exercised. The ordinary income realized upon a disqualifying disposition of ISO Shares is deductible by the Company but is not subject to withholding. Any additional gain recognized for tax purposes in a disqualifying disposition will be taxed as short-term or long-term capital gain.

     An ISO that is exercised by the participant more than three months following termination of employment (one year, if termination occurred by reason of total and permanent disability) is treated for tax purposes as a NQSO. ISOs granted to a participant under the 1999 Stock Plan (together with ISOs granted to the participant after 1986 under any other plans of the Company) are also treated as NQSOs to the extent that, in the aggregate, they first become exercisable in any calendar year for shares of Common Stock having a fair market value (determined at time of grant) in excess of $100,000.

     Under the so-called "golden parachute" provisions of the Code, certain awards vested or paid in connection with a Change of Control of the Company may also be non-deductible to the Company and may be subject to an additional 20% federal excise tax. Non-deductible "parachute payments" will in general the $1.0 million limit on deductible compensation under Code Section 162(m), to the extent such limit is applicable to remuneration paid under the 1999 Stock Plan or otherwise.

     If the 1999 Stock Plan is approved by the shareholders, certain payments to executive officers under the 1999 Stock Plan will be eligible for treatment as "performance based" compensation under Code Section 162(m) of the Internal Revenue Code. The 1999 Stock Plan is intended to comply with Section 162(m) by allowing Awards granted under the 1999 Stock Plan to qualify as performance-based compensation.

     Myers anticipates that any compensation deemed paid by it in connection with disqualifying dispositions of ISOs or exercises of NQSOs granted with an exercise price equal to the fair market value of the option shares at the time of grant will qualify as performance-based compensation for purposes of Code section 162(m) and will not have to be taken into account for purposes of the $1.0 million limitation per covered individual on the deductibility of the compensation paid to certain executive officers of Myers. Accordingly, all compensation deemed paid with respect to those options will remain deductible by Myers without limitation under code section 162(m).

             THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE
                      SHAREHOLDERS VOTE FOR PROPOSAL NO. 3

                                 PROPOSAL NO. 4

              RATIFICATION OF APPROVAL OF APPOINTMENT OF AUDITORS

     Arthur Andersen LLP, independent certified public accountants, have been approved by management of the Company to examine the books and accounts of the Company for the year 1999. They have served as the Company's independent auditors since 1966. Management recommends that the shareholders ratify the approval of this appointment. A representative of Arthur Andersen LLP will be present at the Annual Meeting. The representative will be given the opportunity to make a statement if he desires, and it is expected that he will be available to respond to appropriate questions.

             THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE
                      SHAREHOLDERS VOTE FOR PROPOSAL NO. 4

                             PRINCIPAL SHAREHOLDERS

     The following table describes the beneficial ownership of Common Stock of each person who was known by Myers to be the beneficial owner of more than five percent of the total shares issued and outstanding on February 1, 1999. Under rules and regulations promulgated by the Commission, a person is deemed to be the "beneficial owner" of all the shares with respect to which he has or shares voting power or investment power, regardless of whether he is entitled to receive any economic benefit from his interest in the shares. As used herein, the term "voting power" means the power to vote or to direct the voting of shares and "investment power" means the power to dispose of or to direct the disposition of shares.

NAME AND ADDRESS OF                              SHARES AND NATURE OF
BENEFICIAL OWNER(1)                              BENEFICIAL OWNERSHIP    % OF CLASS
-------------------                              --------------------    ----------
Stephen E. Myers(2)                                   1,593,356              8.7%
Mary S. Myers(3)                                      2,965,544             16.2%
Franklin Resources, Inc.(4)                             942,640              5.1%
  777 Mariners Island Boulevard
  San Mateo, CA 94404

---------------

(1) Unless otherwise noted, the Beneficial Owners have the same address as the principal executive offices of the Company.

(2) Stephen E. Myers serves as a trustee of the Louis S. and Mary Myers Foundation which holds 193,814 shares of Common Stock. By virtue of his position as trustee of the Foundation, Mr. Myers is deemed beneficially to own such shares which, when excluded from the other shares he is deemed beneficially to own, decreases the percentage of shares beneficially owned by him to 7.6%. Stephen E. Myers serves as a trustee of the Semantic Foundation Inc. which holds 20,000 shares of Common Stock. By virtue of his position as trustee of the Foundation, Mr. Myers is deemed to beneficially own such shares which, when excluded from the other shares he is deemed beneficially to own, decreases the percentage of shares beneficially owned by him to 8.6%.

(3) Mary S. Myers serves as a trustee of the Louis S. and Mary Myers Foundation which holds 193,814 shares of Common Stock. By virtue of her position as trustee of the Foundation, Mrs. Myers is deemed beneficially to own such shares which, when excluded from the information above, decreases the percentage of shares held by her to 13.2%.

(4) Franklin Resources, Inc. ("FRI") is the parent holding company of Franklin Advisory Services, Inc. ("FASI") and Franklin Advisors, Inc. ("FAI" and collectively with FASI, the "Investment Subsidiaries"). According to the Schedule 13G Statement filed by FRI on February 1, 1999 (the "FRI 13G"), all dispositive and/or voting power over the 942,640 shares reported therein as beneficially owned by FRI is held by the Investment Subsidiaries pursuant to advisory contracts between each subsidiary and FRI. In addition, the FRI 13G reported that Charles B. Johnson and Rupert H. Johnson, Jr. may be deemed beneficial owners of the same shares because each of them own in excess of 10% of the outstanding common stock of FRI. Messrs Johnson and Johnson, FRI, and FASI jointly filed the FRI 13G as a group, pursuant to Rule 13d-1 promulgated under the Securities Exchange Act of 1934, as amended.

                             SHAREHOLDER PROPOSALS

     Any proposals to be considered for inclusion in the proxy material to be provided to shareholders of Myers for its next Annual Meeting of Shareholders to be held in 1999 may be made only by a qualified shareholder and must be received by Myers no later than November 19, 1999.

                                    GENERAL

     The accompanying proxy is solicited by and on behalf of the Board of Directors of Myers, whose notice of meeting is attached to this Proxy Statement, and the entire cost of such solicitation will be borne by Myers. In addition to the use of the mails, proxies may be solicited by personal interview, telephone and telegram by directors, officers and employees of Myers. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and Myers will reimburse them for reasonable out-of-pocket expenses incurred by them in connection therewith.

     Management of Myers has no information that other matters will be brought before the meeting. If, however, other matters are properly presented, the accompanying proxy will be voted in accordance with the best judgment of the proxy holders with respect to such matters.

                                          MILTON I. WISKIND,
                                          Secretary

Akron, Ohio
March 19, 1999

                                                                      Appendix A



                             MYERS INDUSTRIES, INC.


                            1999 INCENTIVE STOCK PLAN

                             MYERS INDUSTRIES, INC.
                            1999 INCENTIVE STOCK PLAN


                                TABLE OF CONTENTS

I.       INTRODUCTION ........................................................................................... 1

         1.1      Purpose of the Plan ........................................................................... 1
         1.2      Definitions ................................................................................... 1

II.      ADMINISTRATION.......................................................................................... 4

         2.1      Administration ................................................................................ 4
         2.2      Participation ................................................................................. 4
         2.3      Maximum Number of Shares Available ............................................................ 4
         2.4      Adjustments ................................................................................... 5
         2.5      Registration Conditions ....................................................................... 5
         2.6      Committee Action .............................................................................. 5

III.     STOCK OPTIONS............................................................................................6

         3.1      Price...........................................................................................6
         3.2      Period..........................................................................................6
         3.3      Time of Exercise................................................................................6
         3.4      Exercise Procedures.............................................................................6
         3.5      Payment.........................................................................................6
         3.6      Special Rule for Incentive Stock Options........................................................6
         3.7      Reload Stock Options............................................................................7
         3.8      Effect of Leaves of Absence.....................................................................7
         3.9      Termination of Employment.......................................................................7

IV.      GENERAL PROVISIONS ..................................................................................... 8

         4.1      Amendment and Termination.......................................................................8
         4.2      Government and Other Regulations .............................................................. 8
         4.3      Other Compensation Plans and Programs ......................................................... 9
         4.4      Foreign Participants........................................................................... 9
         4.5      Miscellaneous Provisions ...................................................................... 9
         4.6      Effective Date ............................................................................... 11

                             MYERS INDUSTRIES, INC.
                            1999 INCENTIVE STOCK PLAN


         MYERS INDUSTRIES, INC., (the "Company") hereby adopts this 1999 Incentive Stock Plan ("Plan"), effective as of January 1, 1999, but subject to shareholder approval at the 1999 Annual Shareholders Meeting. The number of shares of Common Stock approved and reserved under the Plan is five hundred thousand (1,000,000) shares.


                                 I. INTRODUCTION

1.1      PURPOSE OF THE PLAN

         Myers Industries, Inc., has established the Plan to further its long-term financial success by creating the opportunity for key employees of the Company and its Subsidiaries to receive stock-based compensation whereby they can share in achieving and sustaining such success. The Plan also provides a means to attract and retain the executive talent needed to achieve the Company's long-term growth and profitability objectives.

1.2      DEFINITIONS

         When used in the Plan, the following terms shall have the meanings set forth below.

         (a) "Award(s)" shall mean Incentive Stock Options, Non-Qualified Stock Options or Reload Stock Options granted under the Plan.

         (b) "Award Agreement" shall mean an agreement which shall evidence the particular terms, conditions, rights and duties of the Company and the Participant with respect to an Award.

         (c) "Board" shall mean the Board of Directors of the Company.

         (d)(i) "Change of Control" shall mean (A) the attainment of beneficial ownership by any Person (as defined herein) of capital stock of the Company, the voting power of which constitutes 30 percent or more of the voting power of all of the Company's outstanding capital stock; or (B) a change in the composition of a majority of the Board during any period of two (2) years or less, provided that in determining such change, any Director whose election has been approved in advance by at least two-thirds (2/3) of the Directors then in office shall not be considered a new Director. No sale to underwriters or private placement of capital stock by the Company, nor any acquisition by the Company, through merger, purchase of assets or otherwise, effected in whole or in part by issuance or reissuance of shares of its capital stock, shall constitute a Change of Control.

         (ii) For purposes of determining a Change of Control under the Plan, the following provisions shall apply:

                  (A) The term "Person" shall mean any individual, corporation or other entity.

                  (B) Any Person shall be deemed to be the beneficial owner of any shares of capital stock of the Company:

                           (1) which that Person owns directly, whether or not of record,

                           (2) which that Person has the right to acquire pursuant to any agreement or understanding or upon exercise of conversion rights, warrants or options, or otherwise,

                           (3) which are beneficially owned, directly or indirectly (including shares deemed owned through application of Paragraph (B)(2) above), by an "affiliate" or "associate" (as defined in the rules of the Securities and Exchange Commission) of that Person, or

                           (4) which are beneficially owned, directly or indirectly (including shares deemed owned through application of Paragraph (B)(2) above), by any other Person with which that Person or his "affiliate" or "associate" has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of capital stock of the Company.

                  (C) For purposes of determining whether a Person has acquired beneficial ownership of 30 percent or more of the Company, the outstanding shares of capital stock of the Company shall include shares deemed owned by such Person through application of Paragraphs (B)(2), (B)(3) and (B)(4) above, but shall not include any other shares which may be issuable pursuant to any agreement or upon exercise of conversion rights, warrants or options, or otherwise, but which are not actually outstanding.

         (e) "Code" shall mean the Internal Revenue Code of 1986, as amended.

         (f) "Committee" shall mean the Compensation Committee of the Board, or such other committee of the Board which shall be designated by the Board to administer the Plan. If the Board does not designate the Compensation Committee as the Committee, the Committee will be composed of two (2) or more persons who are from time to time appointed to serve by the Board. Each member of the Committee will be a "non-employee director" within the meaning of Rule 16b-3 of the Securities Exchange Act or any successor rule, as any such rule may be amended from time to time, and will also qualify as an "outside director" within the meaning of Code Section 162(m). A person may be appointed to the Committee who does not qualify as a "non-employee director" if the Committee adopts and follows a recusal procedure which qualifies under the Section 16 Rules.

         (g) "Common Stock" shall mean the common stock of the Company, no par value per share, and may be either stock previously authorized but unissued, or stock reacquired by the Company.

         (h) "Company" shall mean Myers Industries, Inc., and any successor in a reorganization or similar transaction.

         (i) "Director" shall mean a duly elected member of the Board.

         (j) "Disability" shall mean the inability of a Participant to perform the services normally rendered due to any physical or mental impairment that can be expected to be of either permanent or indefinite duration, as determined by the Committee on the basis of appropriate medical evidence, and that results in the Participant's Termination of Employment; provided, however, that with respect to any Participant who has entered into an employment agreement with the Company or any of its Subsidiaries, the term of which has not expired at the time a determination concerning Disability is to be made, Disability shall have the meaning attributed to "permanent disability" in such employment agreement.

         (k) "Fair Market Value" shall mean with respect to a given day, the closing sales price of a share of Common Stock, as reported by such responsible reporting service as the Committee may select, or if there were no transactions in the Common Stock on such day, then the last preceding day on which transactions took place. The foregoing notwithstanding, the Committee may determine the Fair Market Value in such other manner as it may deem more appropriate for Plan purposes or as is required by applicable laws or regulations.

         (l) "Incentive Stock Option" or "ISO" shall mean a right to purchase the Company's Common Stock which is intended to comply with the terms and conditions for an incentive stock option as set forth in Section 422 of the Code, or such other sections of the Code as may be in effect from time to time.

         (m) "Non-Qualified Stock Option" or "NQSO" shall mean a right to purchase the Company's Common Stock which is not intended to comply with the terms and conditions for a tax-qualified stock option, as set forth in Section 422 of the Code, or such other sections of the Code as may be in effect from time to time.

         (n) "Participant" shall mean an officer or full-time salaried employee (including a Director who is also a full-time employee) of the Company or any of its Subsidiaries who, in the judgment of the Committee, is in a position to make a positive contribution to the management, growth and success of the Company and is thus designated by the Committee to receive an Award.

         (o) "Plan" shall mean the Company's 1999 Stock Plan, as set forth herein.

         (p) "Qualified Director" shall mean a Director who is both an "outside director" within the meaning of Code Section 162(m) and a "non-employee director" within the meaning of Rule 16b-3.

         (q) "Reload Stock Option" shall mean an option granted to a Participant who has paid for shares subject to option through the delivery of shares of Common Stock having an aggregate Fair Market Value as determined on the date of exercise equal to the option price.

         (r) "Retirement" shall mean a Participant's Termination of Employment by reason of retirement at his normal retirement date, pursuant to and in accordance with a pension, retirement or similar plan or other regular retirement practice of the Company or any of its Subsidiaries, or in accordance with the early retirement provision(s) thereof.

         (s) "Securities Act" shall mean the Securities Act of 1933, as amended.

         (t) "Securities Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         (u) "Subsidiaries" shall mean the majority-owned subsidiaries of the Company.

         (v) "Termination of Employment" shall mean a cessation of the employee-employer relationship between a Participant and the Company or its Subsidiaries for any reason.


                               II. ADMINISTRATION

2.1      ADMINISTRATION

         The Plan shall be administered by the Committee, which, subject to the express provisions of the Plan, shall have full and exclusive authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan and to make all other determinations deemed necessary or advisable in the implementation and administration of the Plan; provided, however, that subject to the express provisions hereof or unless required by applicable law or regulation, no action of the Committee shall adversely affect the terms and conditions of any Award made to, or any rights hereunder or under any Award Agreement of, any Participant, without such Participant's consent. The Committee's interpretation and construction of the Plan shall be conclusive and binding on all persons, including the Company and all Participants.

2.2      PARTICIPATION

         The Committee shall, from time to time, make the selection of Participants and determine the Award or Awards to be granted to each Participant. In making its determinations, the Committee may take into account the nature of the services rendered or expected to be rendered by the respective Participants, their present and potential contributions to the Company's success, and such other factors as the Committee in its discretion shall deem relevant.

2.3      MAXIMUM NUMBER OF SHARES AVAILABLE

         The maximum number of shares which may be granted under the Plan is five hundred thousand (1,000,000) shares.

         No Incentive Stock Options shall be granted after January 1, 2009, or such other period required under the Code.

2.4      ADJUSTMENTS

         In the event of stock dividends, stock splits, recapitalizations, mergers, consolidations, combinations, exchanges of shares, spin-offs, liquidations, reclassifications or other similar changes in the capitalization of the Company, the number of shares of Common Stock available for grant under this Plan shall be adjusted proportionately or otherwise by the Board and, where deemed appropriate, the number of shares covered by outstanding stock options and the option price of outstanding stock options shall be similarly adjusted. Also, in instances where another corporation or other business entity is acquired by the Company, and the Company has assumed outstanding employee option grants under a prior existing plan of the acquired entity, similar adjustments are permitted at the discretion of the Committee. In the event of any other change affecting the Common Stock reserved under the Plan, such adjustment, if any, as may be deemed equitable by the Board, shall be made to give proper effect to such event.

2.5      REGISTRATION CONDITIONS

         Unless issued pursuant to a registration statement under the Securities Act, no shares shall be issued to a Participant under the Plan unless the Participant represents to and agrees with the Company that such shares are being acquired for investment and not with a view to the resale or distribution thereof, or such other documentation as may be required by the Company unless, in the opinion of counsel to the Company, such representation, agreement or documentation is not necessary to comply with the Securities Act.

         Any restriction on the resale of shares shall be evidenced by an appropriate legend on the stock certificate.

         The Company shall not be obligated to deliver any Common Stock until it has been listed on each securities exchange on which the Common Stock may then be listed or until there has been qualification under or compliance with such federal or state laws, rules or regulations as the Company may deem applicable. The Company shall use reasonable efforts to obtain such listing, qualification and compliance.

2.6      COMMITTEE ACTION

         The Committee may, through Award Agreements, limit its discretion under this Plan. To the extent such discretion is not specifically waived in an Award Agreement, the Committee shall retain such discretion.


                               III. STOCK OPTIONS

         All stock options granted to Participants under the Plan shall be evidenced by Award Agreements which shall be subject to applicable provisions of the Plan, and such other provisions as the Committee may adopt, including the following provisions.

3.1      PRICE

         The option price per share of Non-Qualified Stock Options ("NQSOs") shall be set by the Committee at the time of grant. The option price per share of Incentive Stock Options ("ISOs") shall not be less than 100 percent of the Fair Market Value of a share of Common Stock on the date of grant. If a NQSO is to meet the requirements of Section 162(m) of the Code, it shall be issued at Fair Market Value.

3.2      PERIOD

         An ISO shall not be exercisable for a term longer than ten (10) years from date of grant. NQSOs shall have a term as established by the Committee.

3.3      TIME OF EXERCISE

         The Committee may prescribe the timing of the exercise of the stock option and any minimums and installment provisions and may accelerate the time at which a stock option becomes exercisable, provided that with respect to ISOs, no such acceleration shall result in a violation of Section 3.6.

3.4      EXERCISE PROCEDURES

         A stock option, or portion thereof, shall be exercised by delivery of a written notice of exercise to the Company and payment of the full price of the shares being purchased.

3.5      PAYMENT

         The price of an exercised stock option, or portion thereof, may be paid pursuant to Section 4.4(k).

3.6      SPECIAL RULE FOR INCENTIVE STOCK OPTIONS

         If the aggregate Fair Market Value of Common Stock with respect to which ISOs are exercisable for the first time by a Participant during any calendar year (under this Plan and all other plans of the Company and its Subsidiaries) exceeds One Hundred Thousand Dollars ($100,000), such ISOs shall be treated as NQSOs to the extent of the excess. In applying the foregoing limitation, ISOs shall be taken into account in the order in which they were granted, and the Fair Market Value of Common Stock subject to such ISOs shall be determined as of the date of grant. If such limit is exceeded in any calendar year, the Company shall have the right to designate which shares of Common Stock purchased pursuant to such ISOs shall be treated as having been acquired by the Participant pursuant to an ISO.

3.7      RELOAD STOCK OPTIONS

         A Reload Stock Option may be granted by the Committee in an Award Agreement. If a reload option is granted and a stock option is exercised while the Participant is employed by the Company and the Participant pays for the shares subject to option through the delivery of Common Stock having an aggregate Fair Market Value as determined on the date of exercise equal to the option price, the Participant will be granted a Reload Stock Option on the date of such exercise. The Award shall equal the number of whole shares of Common Stock used to pay the purchase price, and the exercise price of the Reload Stock Option shall equal the Fair Market Value of the Common Stock on the date of grant. If the Company withholds shares of Common Stock to cover applicable income and employment taxes related to the exercise of an option, then the Award shall equal the number of whole shares of Common Stock used to pay the purchase price less the number of shares withheld.

         Subject to the provisions of this Plan, the Reload Stock Option may be exercised between its date of grant and the date of expiration of an option. Shares of stock acquired upon the exercise of a Reload Stock Option are restricted from sale for two (2) years. A Reload Stock Option shall be evidenced by an Award Agreement containing such other terms and conditions as the Committee approves. No Reload Stock Option shall be granted with respect to a stock option exercised after the Participant's Retirement, Disability, death or other Termination of Employment.

3.8      EFFECT OF LEAVES OF ABSENCE

          It shall not be considered a Termination of Employment when a Participant is placed by the Company or any of its Subsidiaries on military leave, sick leave or other bona fide leave of absence. In case of such leave of absence, the employment relationship for Plan purposes shall be continued until the later of the date when such leave of absence equals ninety (90) days or when the Participant's right to reemployment with the Company or any of its Subsidiaries shall no longer be guaranteed either by statute or contract.

3.9      TERMINATION OF EMPLOYMENT

         In the event of Termination of Employment, the following provisions shall apply with respect to ISOs and NQSOs unless waived by the Committee, or as otherwise specifically provided in the Award Agreement.

         (a) TERMINATION DUE TO DEATH, DISABILITY OR RETIREMENT. NQSOs and ISOs shall be exercisable for a period equal to the lesser of five (5) years or the remaining option term; provided, however, that if the Participant elects to exercise his ISOs
                  (i) later than three (3) months after the date of his Termination of Employment due to Retirement or (ii) twelve
                  (12) months after the date of his Termination of Employment due to Disability, such ISOs shall be treated as NQSOs under the Code for purposes of calculating the federal income tax applicable as a result of the exercise of such ISOs and the subsequent disposition of the acquired shares.

         (b) OTHER TERMINATION. If a Participant's employment with the Company or any of its Subsidiaries is terminated for any reason other than death, Disability or Retirement, all Awards under this Plan shall be immediately canceled, except that if the termination is by the Company or any of its Subsidiaries or for any reason other than misconduct or misfeasance, the Participant shall have thirty (30) days thereafter within which to exercise his options to the extent that the options are otherwise exercisable immediately prior to such termination; and further, if such termination is attributable to a Change of Control, such Award shall not be canceled but shall continue as though the Participant remained in the employ of the Company or any of its Subsidiaries during the remaining option term of the Award.

         (c) LIMITATIONS ON EXERCISE. Notwithstanding the foregoing, the Committee may rescind the right to exercise stock options following Termination of Employment if the Participant has been found to be directly or indirectly engaged in any activity which is in competition with the Company or any of its Subsidiaries or is otherwise adverse to, or not in the best interest of, the Company or any of its Subsidiaries. Further, no option agreement for ISOs may extend their exercise period beyond the time allowed by the Code.


                             IV. GENERAL PROVISIONS

4.1      AMENDMENT AND TERMINATION

         The Board may, at any time and from time to time, suspend or terminate the Plan in whole or amend it from time to time in such respects as the Board may deem appropriate, subject, however, to the regulatory requirements of
Section 16(b) of the Securities Exchange Act and the requirements of the Code.

4.2      GOVERNMENT AND OTHER REGULATIONS

         The obligation of the Company to issue Awards under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any government agencies as may be required.

4.3      OTHER COMPENSATION PLANS AND PROGRAMS

         The Plan shall not be deemed to preclude the implementation by the Company and its Subsidiaries of other compensation plans or programs which may be in effect from time to time.

4.4       FOREIGN PARTICIPANTS

     The Committee may, in its sole discretion without amending the Plan, modify any option grants awarded hereunder to Participants who are foreign nationals or employed outside the United States to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.


4.5      MISCELLANEOUS PROVISIONS

         (a) NO RIGHT TO CONTINUE EMPLOYMENT. Nothing in the Plan or in any Award or Award Agreement confers upon any Participant the right to continue in the employ of the Company or its Subsidiaries or interferes with or restricts in any way the rights of the Company or its Subsidiaries to discharge any Participant at any time for any reason whatsoever, with or without cause.

         (b) NON-TRANSFERABILITY. No right or interest of any Participant in any Award under the Plan shall be (i) assignable or transferable, except by will or the laws of descent and distribution or a valid beneficiary designation made in accordance with procedures established by the Committee, or (ii) liable for, or subject to, any lien, obligation or liability. An ISO may be exercised only by the Participant during his lifetime, by his estate or by the person who acquires the right to exercise such option by bequest or inheritance.

         (c) DESIGNATION OF BENEFICIARY. A Participant, in accordance with procedures established by the Committee, may designate a person or persons to receive, in the event of the Participant's death, (i) any payments with respect to which the Participant would then be entitled, and (ii) the right to continue to participate in the Plan to the extent of such Participant's outstanding Awards. Such designation shall be made upon forms supplied by and delivered to the Company and may be revoked in writing.

         (d) WITHHOLDING TAXES. The Company's obligation to deliver shares of Common Stock or cash upon the exercise of stock options granted will be subject to the satisfaction by the Participant of all applicable federal, state and local income tax and employment tax withholding requirements. The Committee (or plan administrator) may, in its discretion and in accordance with any applicable tax or securities laws (including the applicable safe-harbor provisions of Securities and Exchange Commission Rule 16b-3), provide any or all holders of NQSOs under the Plan, with the right to use shares of the Company's Common Stock in satisfaction of all or part of the federal, state and local income tax and employment tax liabilities incurred by such holders in connection with the exercise of their options or the vesting of their shares (the "Taxes"). Such right may be provided to any such option holder in either or both of the following formats:

         (i) STOCK WITHHOLDING. The holder of the NQSO may be provided with the election to have the Company withhold, from the shares of Common Stock otherwise issuable upon the exercise of such NQSO, a portion of those shares with an aggregate fair market value not to exceed one hundred percent (100%) of the applicable Taxes.

         (ii) STOCK DELIVERY. The holder of the NQSO may be provided with the election to deliver to the Company, at the time the NQSO is exercised, one (1) or more shares of Common Stock previously acquired by such individual (other than in connection with the option exercise triggering the Taxes) with an aggregate fair market value equal to the designated percentage (up to 100% as specified by the option holder) of the Taxes incurred in connection with such option exercise.

         (e) PLAN EXPENSES. Any expenses of administering the Plan shall be borne by the Company.

         (f) CONSTRUCTION OF PLAN. The interpretation of the Plan and the application of any rules implemented hereunder shall be determined solely in accordance with the laws of the State of Ohio.

         (g) UNFUNDED PLAN. The Plan shall be unfunded, and the Company shall not be required to segregate any assets which may at any time be represented by Awards. Any liability of the Company to any person with respect to an Award under this Plan shall be based solely upon any obligations which may be created by this Plan; no such obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company.

         (h) BENEFIT PLAN COMPUTATIONS. Any benefits received or amounts paid to a Participant with respect to any Award granted under the Plan shall not have any effect on the level of benefits provided to or received by any Participant, or the Participant's estate or beneficiary, as part of any employee benefit plan (other than the Plan) of the Company.

         (i) PRONOUNS, SINGULAR AND PLURAL. The masculine may be read as feminine, the singular as plural and the plural as singular as necessary to give effect to the Plan.

         (j) MAXIMUM ANNUAL GRANT. In no event shall any one individual participating in the Plan, be granted stock options for more than one and one-half percent (1.5%) of the total outstanding shares of Common Stock of the Company, in the aggregate, in any calendar year.

         (k) PAYMENT. The exercise price will be payable in one of the alternative forms specified below:

                  (i) full payment in cash or check made payable to the Company's order; or

                  (ii) full payment in shares of Common Stock held for the requisite period necessary to avoid a charge to the Company's reported earnings and valued at fair market value on the Exercise Date (as such term is defined below); or

                  (iii) full payment in a combination of shares of Common Stock held for the requisite period necessary to avoid a charge to the Company's reported earnings and valued at fair market value on the Exercise Date and cash or check payable to the Company's order; or

                  (iv) full payment through a sale and remittance procedure pursuant to which the Participant will provide irrevocable written directives to a designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares and shall concurrently provide written instructions to the Company to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale transaction.

         For purposes of this subsection, the "Exercise Date" will be the date on which written notice of the option exercise is delivered to the Company, and the fair market value per share of Common Stock on any relevant date shall be determined in accordance with the provisions of the Plan. Except to the extent the sale and remittance procedure specified above is utilized for the exercise of the option, payment of the option price for the purchased shares must accompany the exercise notice.

4.6      EFFECTIVE DATE

         The Plan will become effective as of January 1, 1999, upon approval by shareholders of the Company. The Plan and all outstanding Awards shall remain in effect until all outstanding Awards have been exercised, expired or canceled.

                                     PROXY
MYERS INDUSTRIES, INC.                       SOLICITED BY THE BOARD OF DIRECTORS

MILTON I. WISKIND and GREGORY J. STODNICK, or either of them, with full power of substitution, are hereby authorized to represent the undersigned and to vote all Common Stock of the undersigned in MYERS INDUSTRIES, INC. ("Company") at the Annual Meeting of Shareholders of said Company to be held on April 29, 1999, and any adjournment(s) thereof with respect to the following matters:

1. ELECTION OF NINE DIRECTORS.

       [ ]  FOR all nominees listed below                       [ ]  WITHHOLD AUTHORITY to vote for the proposal
           (except as marked to the contrary below)                  to set the number or all nominees listed
                                                                     below

      Keith A. Brown, Karl S. Hay, Richard P. Johnston, Stephen E. Myers, Richard L. Osborne, Jon H. Outcalt, Samuel Salem, Edwin P. Schrank, Milton I.
                                    Wiskind

 (INSTRUCTION: To withhold authority to vote for the proposal to set the number
                                       or
  any individual nominee write the proposal and/or that nominee's name on the space provided below.)

--------------------------------------------------------------------------------

2. To approve the increase of Common Stock from 30,000,000 to 50,000,000 shares.

            [ ]  FOR            [ ]  AGAINST            [ ]  ABSTAIN
--------------------------------------------------------------------------------

3. To approve the Myers Industries, Inc. 1999 Stock Plan.

            [ ]  FOR            [ ]  AGAINST            [ ]  ABSTAIN
                                    (Continued and to be signed on reverse side)

(Continued from other side)

4. To ratify the appointment of Arthur Andersen LLP, independent certified public accountants, as auditors for the company for the year 1998.

            [ ]  FOR            [ ]  AGAINST            [ ]  ABSTAIN

5. Such other business as properly may come before said meeting and any adjournment(s) thereof, all in accordance with the notice of this meeting and the accompanying Proxy Statement, receipt of which is acknowledged.

THIS PROXY WILL BE VOTED IN FAVOR OF THE PROPOSALS LISTED ABOVE AND FOR THE DIRECTORS NOMINATED BY MANAGEMENT UNLESS A CONTRARY VOTE IS INDICATED, IN WHICH CASE THE PROXY WILL BE VOTED AS DIRECTED.

Please date, sign exactly as stenciled, and return promptly in the enclosed envelope.

                                         ---------------------------------------

                                         ---------------------------------------
                                         DATED:
                                                 -------------------------, 1999